UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 7, 2019

(Date of earliest event reported)

Asure Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3700 N. Capital of Texas Hwy, Suite 350, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512-437-2700

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2019, we issued a press release to announce the appointment of Rhonda Parouty, age 44, as our new Chief Operating Officer and that Joseph Karbowski, our former Chief Operating Officer, will continue to focus on his role as Chief Technology Officer.

Most recently, Ms. Parouty was an advisor to various start-ups, including Trivie, Inc. and ZenYala. From 2016 to 2017, Ms. Parouty served as Executive Vice President, Channel Management & Consumer Brands at BrandeMuscle, a global leader in precision local marketing solutions. From 2007 until 2016, Ms. Parouty held various positions with HP Software, including as Head of Revenue, Global Business Development & Strategy Director (2014-2016); Global Business Strategy & Operations Director (2012-2014); and Global Application Owner & Consulting Services Leader (2007-2012). Ms. Parouty holds a degree in Business Administration Studies from Oakland Community College.

We have agreed to pay Ms. Parouty an annual base salary of $300,000 for her services.  In addition, Ms. Parouty will be eligible to participate in our 2019 executive bonus program.  Her cash bonus is targeted at 50% of her annual base salary.  We also granted Ms. Parouty 10,000 restricted stock units (RSUs) and options to purchase 50,000 shares of our common stock at an exercise price equal to the closing price of our common stock on January 7, 2019, the date of the grant. Such RSUs will vest as follows: 1/3 on the first anniversary date of the grant date and the remaining 2/3rds will vest over the following 2 year period in substantially equal quarterly installments. Such options will vest as follows: 1/3 on the first anniversary of the grant date and the remaining 2/3rds will vest over the following 2 year period in substantially equal monthly installments. The RSUs and options will be granted under, and be subject to the terms of, our 2018 Incentive Award Plan.

Ms. Parouty is expected to enter into our standard form of indemnification agreement and to be a participant in our Executive Change in Control Severance Plan. The form of indemnification agreement and our Executive Change in Control Severance Plan have been filed as Exhibits 10.1 and 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2017, and are incorporated herein in its entirety by reference.

There are no arrangements or understandings between Ms. Parouty and any other persons pursuant to which she was selected as Chief Operating Officer. There are also no family relationships between Ms. Parouty and any of our directors or executive officers and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated January 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: January 8, 2019	By:	/s/ Kelyn Brannon
Kelyn Brannon, Chief Financial Officer